Exhibit 99.1

The First Bancorp Reports Third Quarter Results

DAMARISCOTTA, ME, October 20 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended September 30, 2010. Net income was $3.2 million, up $305,000 or 10.6% from the same period in 2009, and earnings per common share on a fully diluted basis of $0.29 were up $0.03 or 11.5% from the same period in 2009. Compared to the previous quarter, net income was up $35,000 or 1.1% and earnings per common share on a fully diluted basis were unchanged at $0.29.

The Company also announced unaudited results for the nine months ended September 30, 2010. Net income was $9.0 million, down $1.3 million or 12.9% from the same period in 2009. Earnings per common share on a fully diluted basis were $0.82 for the nine months ended September 30, 2010, down $0.16 or 16.3% from the $0.98 posted in the same period in 2009.

“Our third quarter net income is the best we have posted in the past five quarters,” noted Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Lower net interest income was offset by a lower provision for loan losses, and the deteriorating trend in credit quality we have experienced during the past two years has stabilized in the first nine months of 2010. Although the weak economy is now in its third year, we are seeing a few signs of improvement. We are fortunate that the unemployment rate in Maine, although still elevated at 8.0%, is lower than the national rate at 9.6%. Preliminary data also suggest that the tourist season was good along the Maine coast, with summer tourism revenues up $15.3 million 8.8% in our market area for June, July and August of 2010 compared to the same months in 2009.

“Net interest income on a tax-equivalent basis was down $601,000 in the third quarter of 2010 compared to the same period in 2009” President Daigneault continued, “with the variance coming from the net interest margin dropping from 3.59% to 3.36%. Year-to-date, net interest income is down $3.2 million from the same period in 2009, with the variance due primarily to our net interest margin declining from 3.65% to 3.39%. The margin decline year-to-date is the result of multiple factors: volume has been impacted by lower average earning assets in 2010 than in 2009 and rate compression is the result of some assets repricing downward and the extension of liabilities at a higher cost in order to reduce interest rate risk. For the third quarter, the decline in net interest margin was all attributable to rate compression.

“Non-interest income was down $2.0 million or 23.5% for the first nine months of 2010 compared to the same period in 2009,” President Daigneault noted. “This was primarily due to lower mortgage origination income resulting from a lower level of loans sold to the secondary market in 2010 compared to 2009. Non-interest expense was down $1.5 million or 7.5%. This was mostly attributable to losses on securities in 2009 that we did not have in 2010. The sale of the merchant credit card portfolio in 2009 resulted in lower levels of both non-interest income and non-interest expense in 2010 which virtually offset each other.

“Non-performing loans stood at 2.36% of total loans on September 30, 2010 compared to 2.53% of total loans on June 30, 2010 and 1.95% on December 31, 2009,” President Daigneault said. “This compares favorably to nonperforming loans at 3.45% for our peer group as of June 30, 2010, the latest peer data available. Net chargeoffs were $5.7 million or 0.82% of average loans on an annualized basis for the first nine months of 2010. This compares to net chargeoffs of $3.7 million or 0.50% of average loans on an annualized basis for the first nine months of 2009.

“We provisioned $6.3 million for loan losses in the first nine months of 2010,” President Daigneault stated, “down $1.4 million from the first nine months of 2009. In the third quarter of 2010 we provisioned $1.8 million for loan losses, down $1.3 million from the same quarter in 2009 and down $300,000 from the previous quarter. The allowance for loan losses has increased $607,000 or 4.5% year-to-date and now stands at 1.55% of outstanding loans compared to 1.43% at December 31, 2009 and 1.31% at September 30, 2009. The increase in the allowance for loan losses is directionally consistent with the level of nonperforming loans and is a reflection of the weak national and local economies.”

“Since year-end, total assets have increased $43.2 million or 3.2%,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “The investment portfolio provided all of our growth, with total investments increasing $81.0 million or 28.2% since December 31. Almost all of this increase was in GNMA mortgage-backed securities, which have no credit risk since they are fully backed by the U.S. Government. The loan portfolio is down $34.0 million or 3.6% since year end, with a decline in commercial loans, municipal loans and mortgages and an increase in home equity loans. On the liability side of the balance sheet, low-cost deposits have posted a year-over-year increase of $28.0 million or 10.0%, and local certificates of deposit are up $7.2 million or 3.2%.

“We continue to remain well capitalized,” Mr. Ward said, “which is critically important in this period of prolonged economic weakness. Our total risk-based capital is in excess of 15.0%, well above the well-capitalized threshold of 10.0% set by the FDIC. Good earnings and strong capital serve a dual purpose: they are a buffer for potential loan losses and they enable the Company to maintain the dividend at its current level. At 19.5 cents per share per quarter or 78 cents per share per year, our dividend yield is 5.64% based on our September 30, 2010 closing price of $13.83 per share. We paid out 67.2% of earnings in the third quarter of 2010 compared to 75.0% in the third quarter of 2009.”

“Our operating ratios remain good,” said President Daigneault, “with a return on average tangible common equity of 12.60% for the quarter ended September 30, 2010 compared to 11.96% for the same period in 2009. Based upon June 30, 2010 data, our return on average equity was in the top 26% of all banks in our peer group, which had an average return of 2.58%. Our efficiency ratio continues to be an important component in our overall performance; it slipped to 48.11% for the third quarter compared to 47.54% for the same period in 2009. This was the result of lower revenues and not due to a significant increase in operating expenses. As of June 30, 2010, the average efficiency ratio for our peer group was 67.56%, which put us in the top 7% of all banks in the peer group.

“The First Bancorp’s shares were trading at 1.35 times tangible book value at quarter end,” President Daigneault observed, “and the September 30, 2010 closing price of $13.83 was up $0.70 or 5.3% for the quarter but down $1.59 or 10.3%  year-to-date. With dividends reinvested, our year-to-date total return was -6.6%, lagging the NASD Bank Index which had a total return with dividends reinvested of 1.5%.

“We are pleased with our third quarter results, especially since this was our strongest quarter in more than a year,” President Daigneault concluded. “I am encouraged that asset quality – as measured by past-due and non-performing loans – has been relatively stable for the past nine months and actually improved slightly in the third quarter. Our financial performance continues to be much stronger than our peers, and with good earnings we are adding to capital and posting a return on assets and a return on equity well above the group. With these solid earnings and being well capitalized, we are able to maintain the quarterly dividend at $0.195 per share, which we feel is important to our shareholders.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except for per share amounts	9/30/2010	12/31/2009	9/30/2009
Assets
Cash and due from banks	$13,880	$15,332	$16,421
Overnight funds sold	-	-	7,500
Securities available for sale	232,075	81,838	38,575
Securities to be held to maturity	121,341	190,537	211,784
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	14,693
Loans held for sale	1,031	2,876	2,794
Loans	918,538	952,492	973,823
Less allowance for loan losses	14,244	13,637	12,800
Net loans	904,294	938,855	961,023
Accrued interest receivable	5,445	4,889	5,648
Premises and equipment	18,457	18,331	18,357
Other real estate owned	5,338	5,345	2,995
Goodwill	27,684	27,684	27,684
Other assets	29,636	30,264	24,368
Total assets	$1,374,624	$1,331,394	$1,331,842
Liabilities
Demand deposits	$80,695	$66,317	$74,049
NOW deposits	123,899	114,955	112,087
Money market deposits	69,119	94,425	101,352
Savings deposits	102,911	90,873	93,363
Certificates of deposit	243,977	212,893	228,835
Certificates $100,000 to $250,000	326,515	287,051	350,386
Certificates $250,000 and over	39,816	56,153	-
Total deposits	986,932	922,667	960,072
Borrowed funds	222,672	249,778	213,061
Other liabilities	12,790	11,011	11,095
Total Liabilities	1,222,394	1,183,456	1,184,228
Shareholders’ equity
Preferred stock	24,680	24,606	24,582
Common stock	98	97	97
Additional paid-in capital	45,385	45,121	45,003
Retained earnings	80,843	78,450	78,000
Net unrealized gain (loss) on securities available-for-sale	1,421	(125)	189
Net unrealized loss on postretirement benefit costs	(197)	(211)	(257)
Total shareholders’ equity	152,230	147,938	147,614
Total liabilities & shareholders’ equity	$1,374,624	$1,331,394	$1,331,842
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,765,631	9,744,170	9,725,405
Book value per share	$13.06	$12.66	$12.65
Tangible book value per share	$10.23	$9.82	$9.80

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Interest income
Interest and fees on loans	$33,342	$37,704	$11,136	$12,171
Interest on deposits with other banks	5	1	3	1
Interest and dividends on investments	9,571	10,388	3,431	3,052
Total interest income	42,918	48,093	14,570	15,224
Interest expense
Interest on deposits	7,699	9,403	2,648	2,709
Interest on borrowed funds	4,988	5,365	1,669	1,700
Total interest expense	12,687	14,768	4,317	4,409
Net interest income	30,231	33,325	10,253	10,815
Provision for loan losses	6,300	7,660	1,800	3,060
Net interest income after provision for loan losses	23,931	25,665	8,453	7,755
Non-interest income
Investment management and fiduciary income	1,116	998	329	320
Service charges on deposit accounts	2,194	1,754	689	596
Net securities gains	2	-	-	1
Mortgage origination and servicing income	906	1,913	293	370
Other operating income	2,306	3,860	756	1,690
Total non-interest income	6,524	8,525	2,067	2,977
Non-interest expense
Salaries and employee benefits	8,662	7,994	3,109	2,842
Occupancy expense	1,129	1,182	353	348
Furniture and equipment expense	1,671	1,700	550	562
FDIC insurance premiums	1,428	1,276	476	315
Net securities losses	-	147	-	-
Other than temporary impairment charge	-	916	-	-
Amortization of identified intangibles	213	213	71	71
Other operating expense	5,302	6,464	1,669	2,734
Total non-interest expense	18,405	19,892	6,228	6,872
Income before income taxes	12,050	14,298	4,292	3,860
Applicable income taxes	3,011	3,918	1,097	970
NET INCOME	$9,039	$10,380	$3,195	$2,890
Earnings per common share
Net income, as reported	$9,039	$10,380	$3,195	$2,890
Less dividends and amortization of premium on preferred stock	1,011	824	337	337
Net income available to common	$8,028	$9,556	$2,858	$2,553
Basic earnings per share	$0.82	$0.98	$0.29	$0.26
Diluted earnings per share	$0.82	$0.98	$0.29	$0.26

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the nine months ended		For the quarters ended
except for per share amounts	9/30/2010	9/30/2009	9/30/2010	9/30/2009

Summary of Operations
Interest Income	$42,918	$48,093	$14,570	$15,224
Interest Expense	12,687	14,768	4,317	4,409
Net Interest Income	30,231	33,325	10,253	10,815
Provision for Loan Losses	6,300	7,660	1,800	3,060
Non-Interest Income	6,524	8,525	2,067	2,977
Non-Interest Expense	18,405	19,892	6,228	6,872
Net Income	9,039	10,380	3,195	2,890
Per Common Share Data
Basic Earnings per Share	$0.82	$0.98	$0.29	$0.26
Diluted Earnings per Share	0.82	0.98	0.29	0.26
Cash Dividends Declared	0.585	0.585	0.195	0.195
Book Value per Common Share	13.06	12.65	13.06	12.65
Tangible Book Value per Common Share	10.23	9.80	10.23	9.80
Market Value	13.83	18.60	13.83	18.60
Financial Ratios
Return on Average Equity (a)	9.55%	11.40%	9.88%	9.28%
Return on Average Tangible Equity (a)	12.23%	14.76%	12.60%	11.96%
Return on Average Assets (a)	0.90%	1.02%	0.93%	0.85%
Average Equity to Average Assets	11.22%	10.69%	11.18%	11.01%
Average Tangible Equity to Average Assets	9.17%	8.66%	9.16%	8.95%
Net Interest Margin Tax-Equivalent (a)	3.39%	3.65%	3.36%	3.59%
Dividend Payout Ratio	71.34%	59.69%	67.24%	75.00%
Allowance for Loan Losses/Total Loans	1.55%	1.31%	1.55%	1.31%
Non-Performing Loans to Total Loans	2.36%	1.80%	2.36%	1.80%
Non-Performing Assets to Total Assets	1.97%	1.58%	1.97%	1.58%
Efficiency Ratio	47.68%	43.01%	48.11%	47.54%
At Period End
Total Assets	$1,374,624	$1,331,842	$1,374,624	$1,331,842
Total Loans	918,538	973,823	918,538	973,823
Total Investment Securities	368,859	265,052	368,859	265,052
Total Deposits	986,932	960,072	986,932	960,072
Total Shareholders’ Equity	152,230	147,614	152,230	147,614
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2010 and 2009.

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net interest income as presented	$30,231	$33,325	$10,253	$10,815
Effect of tax-exempt income	1,704	1,787	577	617
Net interest income, tax equivalent	$31,935	$35,112	$10,830	$11,432

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Non-interest expense, as presented	$18,405	$19,892	$6,228	$6,872
Net securities losses	-	(147)	-	-
Other than temporary impairment charge	-	(916)	-	-
Adjusted non-interest expense	18,405	18,829	6,228	6,872
Net interest income, as presented	30,231	33,325	10,253	10,815
Effect of tax-exempt income	1,704	1,787	577	617
Non-interest income, as presented	6,524	8,525	2,067	2,977
Effect of non-interest tax-exempt income	141	139	47	46
Net securities gains	2	-	-	1
Adjusted net interest income plus non-interest income	$38,602	$43,776	$12,944	$14,456
Non-GAAP efficiency ratio	47.68%	43.01%	48.11%	47.54%
GAAP efficiency ratio	50.07%	47.53%	50.55%	49.83%

The Company presents certain information based upon tangible average shareholders’ equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of tangible average shareholders’ equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the nine months ended		For the quarters ended
In thousands of dollars	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Average shareholders' equity as presented	$151,132	$145,990	$152,951	$148,094
Intangible assets	27,684	27,684	27,684	27,684
Tangible average shareholders' equity	$123,448	$118,306	$125,267	$120,410

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.